Exhibit 99.2

VantageMed Files Request for Hearing to Appeal Nasdaq Delisting Notification

RANCHO CORDOVA, CA, April 23, 2002 (Business Wire)—VantageMed Corporation (NasdaqNM: VMDCE) today announced that it has filed a request for a hearing before the Nasdaq Listing Qualifications Panel to appeal the Nasdaq's delisting determination as related to the notice the Company received on April 16, 2002 from Nasdaq. Pursuant to Nasdaq rule, pending the outcome of this hearing VantageMed's securities will not be delisted at the opening of business on April 24, 2002 as previously announced, but rather will continue to be listed on Nasdaq under the ticker symbol, VMDCE. There can be no assurance that the Nasdaq Listing Qualifications Panel hearing VantageMed's appeal will grant our request for continued listing.

VantageMed is a provider of healthcare information systems and services distributed to over 11,000 customer sites through a national network of regional offices. Our suite of software products and services automates administrative, financial, clinical and management functions for physicians, dentists, and other healthcare providers and provider organizations.

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are made as of today's date and we do not undertake any obligation to update forward-looking statements. You can identify such statements by our use of such words as "will" and similar words and phrases which denote future events and which may depend on the future performance and/or stock price of the Company and the Company's decisions regarding its listing options. Our assumptions underlying these statements are also "forward-looking" statements. Forward-looking statements are based on information and assumptions that are dynamic in nature and subject to rapid and sometimes abrupt changes. Our forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the statements. Among these risks and uncertainties are the risk of failure to increase revenue, failure to achieve profitability, the Company's decisions regarding the listing of its securities, and the Nasdaq's determination whether all listing criteria have been met or whether continued listing of the Company's securities is in the public interest. Our forward-looking statements are also subject to important risks and uncertainties detailed in our latest reports on Form 10-Q and 10-K and our registration statement as amended, all on file with the SEC, and which are available from its website at www.sec.gov.

CONTACT:
VantageMed Corporation
Investor Relations
Gregory B. Hill
(916) 638-4744, ext. 213
 investor@vantagemed.com

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